SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2020

ROCKY MOUNTAIN HIGH BRANDS, INC.

(Exact name of the registrant as specified in its charter)

Nevada	000-55609	90-0895673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9101 LBJ Freeway, Suite 200; Dallas, TX	75243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-260-9062

______________________________________________________

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

On April 8, 2020, our Board of Directors approved our entry into a Consulting Agreement (the “Agreement”) with Eagle Processing & Distribution, Inc. (“Eagle”). Under the Agreement, Eagle has agreed to assume responsibility for all of our operations on a best-efforts basis for an initial term of three (3) years. Eagle’s responsibilities will include financing or assisting in arranging for financing of all production, purchase orders and inventory; sales and distribution; marketing; logistics and order fulfillment; production of all of our products; inventory management and coordination; customer service; risk management, and other matters as set forth in the Agreement.

As compensation, Eagle was issued 50,000,000 Rule 144 restricted shares of our common stock for services to be rendered during the initial eight (8) months of the Agreement. Compensation for the remainder of the term of the Agreement will be negotiated and agreed upon prior to the expiration of the initial eight months. The Agreement will allow us to eliminate or reduce certain of our overhead costs relating to wages, contractors, insurance costs, rent, storage, and logistics, as these costs will be borne by Eagle under the Agreement.  We are still assessing the dollar impact of these savings.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

Issuance to Eagle Processing & Distribution, Inc.

As discussed above, we issued 50,000,000 Rule 144 restricted shares of our common stock as the initial compensation paid to Eagle under the Agreement. These shares were issued in a private transaction to a single entity, and we did not engage in any general solicitation or advertising in connection with the issuance. Accordingly, the stock issuance to Eagle was exempt from registration under Section 4(a)(2) of the Securities Act.

Compensatory Issuances to Officers, Directors, and Employees.

On April 13, 2020, our board of directors approved the issuance of a total of 23,500,000 Rule 144 restricted shares as compensation to a total of seven officers, directors, employees, and contractors. These issuances were made, in part, to compensate for delays in remitting cash compensation due and owing. The share issuances to our named officers and directors were as follows:

Dean Blythe	750,000
David Seeberger	7,000,000
Jens Mielke	7,000,000
Michael Welch	7,000,000

These shares were issued in private transactions to our officers, directors, employees, and contractors, and we did not engage in any general solicitation or advertising in connection with the issuances. Accordingly, these compensatory stock issuances were exempt from registration under Section 4(a)(2) of the Securities Act.

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Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Consulting Agreement with Eagle Processing & Distribution, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

 ROCKY MOUNTAIN HIGH BRANDS, INC.

Date: April 14, 2020

By: /s/ Michael Welch

Michael Welch

Chief Executive Officer

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